UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2025 (July 8, 2025)

OAKTREE STRATEGIC CREDIT FUND

(Exact name of Registrant as specified in its charter)

Delaware	814-01471	87-6827742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On July 8, 2025, Oaktree Strategic Credit Fund (the “Company”) and Oaktree Fund Advisors, LLC, on the one hand, entered into a Purchase Agreement (the “Purchase Agreement”) with representatives of the several initial purchasers named therein (the “Initial Purchasers”), on the other hand, in connection with the offer and sale by the Company of $400.0 million aggregate principal amount of its 6.190% notes due 2030 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for the initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers in transactions exempt from registration under the Securities Act pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The closing of the private placement is expected to occur on July 15, 2025, subject to customary closing conditions. The Company intends to use the net proceeds to repay a portion of the amount outstanding under its credit facilities, to fund new investment opportunities and for other general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND

Date: July 9, 2025	By:	/s/ Christopher McKown
	Name:	Christopher McKown
	Title:	Chief Financial Officer and Treasurer